20 February 2025 The Board of Directors HSBC Holdings plc CONSENT OF WILLIS TOWERS WATSON Willis Towers Watson consents to be named as valuation actuary of the HSBC Bank (UK) Pension Scheme in the Annual Report on Form 20-F for the year ended December 31, 2024 of HSBC Holdings plc and to the incorporation by reference of references to us in the registration statements (nos. 333-92024, 333-103887, 333- 104203, 333-109288, 333-113427, 333-127327, 333-126531, 333-135007, 333-143639, 333-145859, 333- 155338, 333-158065, 333-162565, 333-170525, 333-176732, 333-180288, 333-183806, 333-197839, 333- 202420, 333-220458, 333-223191, 333-253632 and 333-277306). Yours sincerely, /s/ Tim Panter Tim Panter Fellow of the Institute and Faculty of Actuaries Willis Towers Watson 3 Temple Quay Temple Back East Bristol BS1 6DZ D +44 1179 897 407 M +44 7808 176 449 E tim.panter@wtwco.com W wtwco.com Towers Watson Limited is registered in England and Wales Registration number 5379716, Registered address: Watson House, London Road, Reigate, Surrey RH2 9PQ, UK Authorised and regulated by the Financial Conduct Authority.